Exhibit 10.22

Chongqing Rural Commercial Bank

Liquid Capital Loan Contract

(Contract No. :  [●])

Loaner: Chongqing Rural Commercial Bank, Beibei Branch

Address: 20 West Beixia Road, Beibei district

Legal representative: Fei Zhang

Borrower: Chongqing Penglin Food Co. Ltd.

Address: 128 Xinyuan Road, Zhenxi Town, Beiling District, Chongqing City

Legal representative: Zeshu Dai

I.	Loan:

1.	Type: Liquid capital loan

2.	Purpose: payment to suppliers

3.	Currency: RMB.

4.	Amount: ¥18,700,000

5.	Term: short term

6.	Period: 12 months, from December 11, 2018 to December 6, 2019, and is extended for 12 months from December 7, 2019 to November 25, 2020

II.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is calculated pursuant to

Floating rate: Loan interest rate is calculated pursuant to the LPR plus 55bp.

2.	Loan Interest Rate shall be settled monthly on the 20th day of each month. The corresponding day of actual withdrawal date of each month is the interest payment date.

3.	If Borrower does not repay the loan on time, and does not cure the delay within 10 days, Borrower is deemed to be at default, and is subject to penalty interest, liquidated damages, and compound interest. Penalty interest is the loan interest plus 50bp.

4.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be increased 100bp of the loan interest under this contract.

III.	Guarantee:

1.	The guarantee type for performance of this contract is guarantee.

IV.	Repayment of Loan Principal

1.	Borrower shall repay $1,000,000 in principal on or before June 30, 2020, $13,000,000 in principal on or before November 25, 2020. Interests shall be settled and paid monthly on the 20th day of each month.

V.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract comes into effect upon execution by legal representative of each party and stamped by both parties.

Loaner: /s/Chongqing Rural Commercial Bank, Beibei Branch

Borrower: /s/ Chongqing Penglin Food Co., Ltd.

Execution date: December 5, 2019